UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or Section 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 20, 2026
Verde Clean Fuels, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-40743	85-1863331
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)
711 Louisiana St, Suite 2160
Houston, TX 77002
(908) 281-6000
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.0001 per share	VGAS	The Nasdaq Stock Market LLC
Warrants, each whole warrant exercisable for one share of Class A Common Stock at an exercise price of $11.50 per share	VGASW	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.02 Departure of Directors or Certain Officers; Election of Directors: Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Appointment of New Chief Executive Officer
On March 20, 2026, the Board of Directors of Verde Clean Fuels, Inc. (the “Company”) appointed George Burdette as Chief Executive Officer (“CEO”), effective this same day.
Mr. Burdette has served as the Company’s Chief Financial Officer (“CFO”) since October 2024 and will also continue in that role. Mr. Burdette is a proven senior executive with more than 20 years of experience in financial, corporate development, and commercial leadership. Mr. Burdette has successfully led global teams in both public and private equity companies and has executed more than $8 billion of complex mergers, acquisitions, divestitures, and financings. Prior to joining the Company, Mr. Burdette served as CFO of Arbor Renewable Gas, a private equity owned renewable fuels platform. Prior to Arbor, Mr. Burdette served as CFO of Itafos (TSX-V: IFOS), a publicly traded, global phosphate fertilizer producer (TSX-V: IFOS), where he was instrumental in shaping strategy to navigate through an extreme market downturn and reposition for success. Prior to Itafos, Mr. Burdette was head of project finance at First Solar (NASDAQ: FSLR), where he led numerous complex transactions, including the sale of 8point3 Energy Partners LP (NASDAQ: CAFD), a publicly traded joint venture yieldco. Prior to First Solar, Mr. Burdette held various finance, corporate development, and investment management roles in energy infrastructure and private equity.
There are no arrangements or understandings between Mr. Burdette and any other persons pursuant to which he was selected as Chief Executive Officer. There are no family relationships between Mr. Burdette and any director or executive officer of the Company, and there are no transactions involving Mr. Burdette that would require disclosure under Item 404(a) of Regulation S-K.
Resignation of Chief Executive Officer
Mr. Burdette succeeds Ernest Miller, who resigned as CEO on March 20, 2026, effective this same day, to pursue another opportunity. Mr. Miller will remain with the Company as a senior advisor.
Mr. Miller’s resignation was not the result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.
Item 7.01 Regulation FD Disclosure
On March 20, 2026, the Company issued a press release announcing the matters set forth under Item 5.02 of this Current Report on Form 8-K as well as the retention of Roth Capital Partners to serve as financial advisor in assisting the Company in the evaluation of strategic alternatives. A copy of the press release is attached as Exhibit 99.1 to this Current Report and incorporated herein by reference.
As provided in General Instruction B.2 to Form 8-K, the information furnished in this Item 7.01 and in Exhibit 99.1 to this Current Report on Form 8-K shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and such information shall not be deemed incorporated by reference in the any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.
Item 9.01. Financial Statement and Exhibits.
(d)Exhibits.

Exhibit Number	Description
99.1*	Press Release dated March 20, 2026
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).
*Filed herewith.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 20, 2026	Verde Clean Fuels, Inc.

	By:	/s/ George Burdette
		Name:	George Burdette
		Title:	Chief Executive Officer
2